EXHIBIT 23.1

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 29, 2004 accompanying the consolidated financial statements of NMXS.com, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of NMXS.com, Inc. on Form S-8.

Signed,

/s/ Beckstead and Watts, LLP

June 15, 2004